     As filed with the Securities and Exchange Commission on June 28, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                           ISIS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                               33-0336973
       (State of Incorporation)         (I.R.S. Employer Identification No.

                               ------------------


                               2292 FARADAY AVENUE
                               CARLSBAD, CA 92008
                    (Address of principal executive offices)

                               ------------------


                     2000 BROAD BASED EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                             B. LYNNE PARSHALL, ESQ.
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                           ISIS PHARMACEUTICALS, INC.
                               2292 FARADAY AVENUE
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 931-9200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               ------------------

                                   Copies to:
                             JULIE M. ROBINSON, ESQ.
                               COOLEY GODWARD LLP
                              4365 EXECUTIVE DRIVE
                               SAN DIEGO, CA 92121
                                 (858) 550-6000

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                                               Proposed Maximum     Proposed Maximum
        Title of Securities                                        Offering            Aggregate               Amount of
          to be Registered     Amount to be Registered(1)     Price per Share(2)   Offering Price (2)      Registration Fee
----------------------------------------------------------------------------------------------------------------------------
    Common Stock, par value
       $.001 per share             2,190,000 shares            $6.9766 - $12.90625    $17,235,811.25          $4,550.25
============================================================================================================================

(1) Includes 1,990,000 shares issuable pursuant to the Registrant's 2000 Broad Based Equity Incentive Plan (the "Equity Plan") and 200,000 shares issuable pursuant to the Registrant's 2000 Employee Stock Purchase Plan (the "ESPP").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and the aggregate offering price are calculated on the basis of (a) the weighted average of $6.9766, the exercise price for 1,859,954 shares subject to outstanding options granted under the Equity Plan and (b) $12.90625, the average of the high and low sales prices of Registrant's Common Stock on June 23, 2000, as reported on the NASDAQ National Market for the remainder of the shares subject to the Equity Plan registered hereunder, as well as the shares subject to the ESPP.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by ISIS PHARMACEUTICALS, INC. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

      (a) The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in (a) above.

      (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

      Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the issuance of the common stock offered in this prospectus will be passed upon for Isis by Grantland E. Bryce, Vice President and General Counsel of Isis. Mr. Bryce is the beneficial owner of options to purchase 81,500 shares of Isis common stock. As of August 1, 2000 Mr. Bryce will be vested as to options to purchase 24,106 shares of Isis common stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933.

      The Company's certificate of incorporation and by-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the directors' duty to Isis or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

      The Company has entered into indemnity agreements with each of its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such persons reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

      The Company has an insurance policy covering the officers and directors of the Company with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                                    EXHIBITS

        EXHIBIT
         NUMBER
           5.1       Opinion of Grantland E. Bryce

           23.1      Consent of Ernst & Young LLP, Independent Auditors

           23.2 Consent of Grantland E. Bryce is contained in Exhibit 5.1 to this Registration Statement


           24        Power of Attorney is contained on the signature pages.

           99.1*     2000 Broad Based Equity Incentive Plan

           99.2*     2000 Employee Stock Purchase Plan

        * Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.

                                  UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on June 28, 2000.


                          ISIS PHARMACEUTICALS, INC.


                          By: /s/ B. LYNNE PARSHALL
                              --------------------------------------------------
                          B. Lynne Parshall
                          Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley T. Crooke and B. Lynne Parshall, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                     TITLE                                  DATE
 /s/    STANLEY T. CROOKE            Chairman of the Board, Chief
------------------------------       Executive Officer and                               June 28, 2000
Stanley T. Crooke, M.D., Ph.D.       President (Principal Executive Officer)


/s/    B. LYNNE PARSHALL             Executive Vice President and                        June 28, 2000
------------------------------       Chief Financial Officer
       B. Lynne Parshall             (Principal Financial and Accounting
                                     Officer)

 /s/    ALAN C. MENDELSON            Director                                            June 28, 2000
------------------------------
        Alan C. Mendelson

                                     Director                                            June 28, 2000
------------------------------
Christopher F. O. Gabrieli


/s/    WILLIAM R. MILLER             Director                                            June 28, 2000
------------------------------
       William R. Miller

/s/    MARK B. SKALETSKY             Director                                            June 28, 2000
------------------------------
       Mark B. Skaletsky


/s/    JOSEPH H. WENDER              Director                                            June 28, 2000
------------------------------
       Joseph H. Wender

                                  EXHIBIT INDEX

          EXHIBIT
          NUMBER               DESCRIPTION
           5.1       Opinion of Grantland E. Bryce

           23.1      Consent of Ernst & Young LLP, Independent Auditors

           23.2 Consent of Grantland E. Bryce is contained in Exhibit 5.1 to this Registration Statement

           24        Power of Attorney is contained on the signature pages.

           99.1*     2000 Broad Based Equity Incentive Plan

           99.2*     2000 Employee Stock Purchase Plan


----------------

* Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.